KPMG Peat Marwick LLP

707 Seventeenth Street         Telephone 303 296 2323
Suite 2300                     Telefax 303 295 8829
Denver, CO 80202


June 20, 1997


Oppenheimer Fund
Two World Trade Center, 34th Floor
New York, New York 10048-0203

Oppenheimer Multiple Strategies Fund
Two World Trade Center, 34th Floor
New York, New York  10048-0203

Ladies & Gentlemen:

You have requested our opinion as to certain U.S. federal income tax consequences in connection with the Agreement and Plan of Reorganization (the "Plan") by and between Oppenheimer Multiple Strategies Fund ("Multiple Strategies") (formerly known as Oppenheimer Asset Allocation Fund) and Oppenheimer Fund (the "Fund") pursuant to which i) the Fund will transfer substantially all of its assets to Multiple Strategies solely in exchange for class A, class B and class C voting shares of Multiple Strategies; ii) Multiple Strategies will assume certain liabilities of the Fund; iii) the Fund will distribute to its shareholders the class A, class B and class C voting shares received from Multiple Strategies; and iv) the Fund will be liquidated.

In connection with the rendering of this opinion we have reviewed i) the Registration Statement filed by Multiple Strategies; ii) the Proxy Statement for the Fund; iii) the Prospectus for the Fund; iv) the Plan; and v) the summary of investments held by Multiple Strategies and the Fund at May 28, 1997. In addition, we have reviewed and relied upon the representations made by the Fund and Multiple Strategies in their respective Representation Letters dated June 20, 1997 (collectively, the "Representations").

Oppenheimer Fund
Oppenheimer Multiple Strategies Fund
June 20, 1997
Page 2




FACTS

Multiple Strategies is a diversified, open-end, management investment company organized on September 30, 1983 as a Massachusetts Business Trust. At the date of the transaction Multiple Strategies has authorized and issued three classes of voting shares, class A, class B and class C, which are continuously offered for sale to the public. Similarly, the Fund is a diversified, open-end, management investment company reorganized on October 30, 1985 as a Massachusetts Business Trust. At the date of the transaction the Fund has authorized and issued three classes of voting shares, class A, class B and class C, which are continuously offered for sale to the public. Both Multiple Strategies and the Fund are Regulated Investment Companies ("RIC") within the meaning of Section 851 of the Internal Revenue Code of 1986, as amended (the "Code"), for the current year and all prior years. It is intended that Multiple Strategies, as the survivor, will continue to qualify as a RIC for all subsequent years.

The Board of Trustees of the Fund, after careful review of the Fund's investment objectives, historical performance and other factors, determined that it was desirable for the Fund ("Target"), to be acquired by Multiple Strategies ("Acquiring") in order to enhance the long-term growth opportunities of the Fund and realize certain economies of scale.

As set forth in the Plan, Target will transfer substantially all its assets to Acquiring in exchange for class A, class B and class C voting shares of Acquiring and the assumption by Acquiring of certain liabilities of Target incurred in the ordinary course of Target's business. The class A, class B and class C voting shares of Acquiring received by Target will be immediately distributed, on a pro-rata basis, to the shareholders of Target in complete liquidation of Target. It is anticipated that The Plan will be approved by a vote of the shareholders of Target on June 17, 1997.

Oppenheimer Fund
Oppenheimer Multiple Strategies Fund
June 20, 1997
Page 3




REPRESENTATIONS

The following representations have been made in connection with the transaction:

1. Each shareholder of Target who exchanges class A, class B or class C voting shares pursuant to the Reorganization will receive solely class A, class B or class C voting shares of Acquiring in exchange therefor;

2. Target will transfer substantially all of its assets to Acquiring on the closing date for the Reorganization in exchange for class A, class B, or class C voting shares of Acquiring; dispositions of assets by Target during the year preceding such closing date were made in the ordinary course of Target's business;

3.    The class A, class B and class C voting shares of Acquiring will be  distributed  to the  shareholders  of Target as of
        the close  of  business  on  the   business   day   immediately
        preceding the closing of the Reorganization; Target will be liquidated pursuant to the Reorganization in an expedient orderly fashion;

4. It is the Acquiring's intent to invest its assets in equity securities and debt securities, including U.S. Government obligations;

5. Other than as may result from redemptions of Target class A, class B and class C voting shares in the ordinary course of its business, there has not been a significant change in ownership of Target prior to the Reorganization;

6. For a period of at least one year following the Reorganization, Acquiring will maintain and not sell, except for dispositions made in the ordinary course of business, at least 33% of Target's investments as of the date of the

Oppenheimer Fund
Oppenheimer Multiple Strategies Fund
June 20, 1997
Page 4




      Reorganization;

7. The fair market value of the class A, class B and class C voting shares of Acquiring received by each shareholder of Target will be approximately equal to the fair market value of the class A, class B and class C voting shares of Target exchanged therefor;

8.    There is no plan or intention by the shareholders of Target who own 5% or more of the class A, class B and class C
        voting shares of Target, and to the best of the knowledge
        of  the   management  of  Target,   there  is  no  plan  or
        intention on the part of the remaining shareholders of Target, to sell, exchange, or otherwise dispose of a number of class
        A, class B or class C voting shares of Acquiring stock received in the Reorganization that would reduce the Target shareholders' ownership of Acquiring class A, class B and class C voting shares to a number of shares having a value, as of the date of the Reorganization, of less than 50% of the value of all of the formerly outstanding voting shares of Target as of the same date;

9.    Acquiring  will  acquire  at  least  90% of the  fair  market value of the net assets and at least 70% of the fair market value of the gross assets held by Target immediately prior to the Reorganization. For purposes of this representation,
        amounts   used  by   Target   to  pay  its   Reorganization
        expenses, amounts, if any, paid by Target to shareholders and all redemptions and distributions (except for distributions and redemptions occurring in the ordinary course of Target's
        business  as  an  open-end   investment  company)  made  by
        Target immediately preceding the transfer will be included as assets of Target held immediately prior to the Reorganization.

10. Acquiring has no plan or intention to reacquire any of its class A, class B or class C voting shares to be issued

Oppenheimer Fund
Oppenheimer Multiple Strategies Fund
June 20, 1997
Page 5




        pursuant to the Reorganization, except that Acquiring, as an open-end investment company, will redeem any of its class A, class B or class C voting shares presented to it for the redemption in the ordinary course of business;

11.   Acquiring  will  assume  only  Target's   liability  for  the
        purchase price of  portfolio  securities  purchased  which  have not
        been settled  and  for   shareholder   redemption  and  dividend
        checks outstanding; such liabilities were or will have been
        incurred   by  Target  in  the   ordinary   course  of  its
        business. Except for the immediately preceding sentence, Acquiring will not assume any of Target's liabilities, nor will any of Target's assets transferred to Acquiring be subject to any liabilities;

12. Target and Acquiring will each pay their own expenses incurred in connection with the Reorganization. Acquiring will not pay cash in lieu of fractional shares, if any;

13. There is no intercorporate indebtedness existing between Acquiring and Target that was issued, acquired, or will be settled at a discount;

14.   Target  and  Acquiring  are  regulated  investment  companies within the meaning of Section 851 of the Code. For each fiscal year of their operations they have met the requirements of Subchapter M of the Code for  qualification  and  treatment as regulated investment companies, intend to meet such
        requirements with respect to current taxable years, and
        will  meet  the   diversification   test  set  forth  under
        Section 368(a)(2)(F)(i) and (iii) of the Code immediately prior to the Reorganization.

15. Acquiring does not own, directly or indirectly, nor has it owned within the past five years, directly or indirectly, any stock of Target; and

Oppenheimer Fund
Oppenheimer Multiple Strategies Fund
June 20, 1997
Page 6




16. Target is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

CONCLUSIONS

Based upon the facts as set forth above and the representations as set forth above, it is our opinion that:

1. Acquiring's acquisition of substantially all of the assets of Target, as described above, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(C) of the Code.

2. Acquiring and Target will each be a party to the reorganization within the meaning of Section 368(b) of the Code;

3. Target shareholders will recognize no gain or loss on their receipt of class A, class B or class C voting shares of Acquiring in exchange for their class A, class B or class C voting shares of Target pursuant to
        Section 354(a)(1) of the Code;

4. Target will recognize no gain or loss on its transfer of substantially all of its assets to Acquiring in exchange solely for class A, class B and class C voting shares of Acquiring and the assumption by Acquiring of certain Target liabilities pursuant to Sections 357(a) and 361(a) of the Code;

5. Acquiring will recognize no gain or loss on its receipt of substantially all of the assets of Target in exchange solely for class A, class B and class C voting shares of Acquiring pursuant to Section 1032(a) of the Code;

6.    The basis of class A, class B or class C voting shares of

Oppenheimer Fund
Oppenheimer Multiple Strategies Fund
June 20, 1997
Page 7




        Acquiring received by Target shareholders in the reorganization will equal the basis of the class A, class B or class C voting shares of Target surrendered in exchange therefor pursuant to Section 358(a)(1) of the Code;

7. The holding period of the class A, class B or class C voting shares of Acquiring received by Target shareholders in the reorganization will include the period that the shareholders held the class A, class B or class C voting shares of Target exchanged therefor, provided that the shareholder held such shares as a capital asset on the date of the exchange pursuant to Section 1223(1) of the Code;
        and

8. Acquiring's basis in the assets of Target received in the reorganization will equal Target's basis in the assets immediately before the transfer pursuant to 362(b) of the Code;

9.    Acquiring's holding period in the assets received in the
        reorganization   will  include  the  period   during  which
        Target held the assets pursuant to Section 1223(2) of the Code;

10. Acquiring will succeed to and take into account the items of Target described in Section 381(c) of the Code, including the earnings and profits, or deficit in earnings and profits, of Target as of the date of the transaction.
        Acquiring will take these items into account subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and applicable regulations thereunder.

Except to the extent specifically provided herein, no opinion is expressed or implied concerning the U.S. federal income tax consequences of the Plan. The opinions expressed herein are for the exclusive benefit of the Fund and Multiple Strategies and their

Oppenheimer Fund
Oppenheimer Multiple Strategies Fund
June 20, 1997
Page 8



respective shareholders, and may not be relied upon by them for any other purpose, or used, circulated, quoted or relied upon by any other person or entity for any purpose without our prior consent.
We consent to the filing of this letter, or a letter in substantially the same form, within or as an exhibit to the Registration statement for Multiple Strategies.

Our opinion is based upon the facts and representations as set forth in this letter. If any fact or representation is not complete or accurate, it is imperative that we be informed immediately as to the nature of the omission or inaccuracy since such omission or inaccuracy may have a material effect on our conclusions and opinion. In rendering our opinion, we have relied upon the relevant provisions of the Internal Revenue Code, the regulations thereunder, and judicial and administrative interpretations thereof, all of which are subject to change or modification by subsequent legislative, regulatory, administrative, or judicial decisions. Any such changes could have an effect on the validity of our opinion. We assume no duty to inform you of any changes in our opinion hereafter due to any change in law or fact which may subsequently occur or come to our attention.

The summary of the income tax consequences of the Reorganization as set forth in the Registration Statement fully and fairly address the material U.S. federal income tax consequences to Multiple Strategies and the Fund and their respective shareholders.

Our opinion is effective as of the date hereof.



/s/ KPMG Peat Marwick  LLP
--------------------------
KPMG Peat Marwick  LLP


legal/merge/240opin.400

KPMG Peat Marwick LLP
707 Seventeenth Street              Telephone 303 296 2323
Suite 2300                          Telefax 303 295 8829
Denver, CO  80202



June 20, 1997


Oppenheimer Strategic Income & Growth Fund
6803 South Tucson Way
Englewood, Colorado  80112-3924

Oppenheimer Multiple Strategies Fund
Two World Trade Center, 34th Floor
New York, New York  10048-0203

Ladies & Gentlemen:

You have requested our opinion as to certain U.S. federal income tax consequences in connection with the Agreement and Plan of Reorganization (the "Plan") by and between Oppenheimer Multiple Strategies Fund ("Multiple Strategies") (formerly known as Oppenheimer Asset Allocation Fund) and Oppenheimer Strategic Income & Growth Fund ("Strategic Income") pursuant to which i) Strategic Income will transfer substantially all of its assets to Multiple Strategies solely in exchange for class A, class B and class C voting shares of Multiple Strategies; ii) Multiple Strategies will assume certain liabilities of Strategic Income; iii) Strategic Income will distribute to its shareholders the class A, class B and class C voting shares received from Multiple Strategies; and iv) Strategic Income will be liquidated.

In connection with the rendering of this opinion we have reviewed i) the Registration Statement filed by Oppenheimer Multiple Strategies; ii) the Proxy Statement for Stategic Income; iii) the Prospectus for Strategic Income; iv) the Plan; and v) the summary of investments held by Multiple Strategies and Strategic Income at May 28, 1997. In addition, we have reviewed and relied upon the representations made by Strategic Income and Multiple Strategies in their respective Representation Letters dated June 20, 1997 (collectively, the "Representations").

Oppenheimer Strategic Income & Growth Fund
Oppenheimer Multiple Strategies Fund
June 20, 1997
Page 2




FACTS

Multiple Strategies is a diversified, open-end, management investment company organized on September 30, 1983 as a Massachusetts Business Trust. At the date of the transaction Multiple Strategies has authorized and issued three classes of voting shares, class A, class B and class C, which are continuously offered for sale to the public. Similarly, Strategic Income is a diversified, open-end, management investment company organized on April 16, 1992 as a Massachusetts Business Trust.
 At
the date of the transaction Strategic Income has authorized and issued three classes of voting shares, class A, class B and class C, which are continuously offered for sale to the public. Both Multiple Strategies and Strategic Income are Regulated Investment Companies ("RIC") within the meaning of Section 851 of the Internal Revenue Code of 1986, as amended (the "Code"), for the current year and all prior years. It is intended that Multiple Strategies, as the survivor, will continue to qualify as a RIC for all subsequent years.

The Board of Trustees of Strategic Income, after careful review of Strategic Income's investment objectives, historical performance and other factors, determined that it was desirable for Strategic Income ("Target"), to be acquired by Multiple Strategies ("Acquiring") in order to enhance the long-term growth opportunities of Strategic Income and realize certain economies of scale.

As set forth in the Plan, Target will transfer substantially all its assets to Acquiring in exchange for class A, class B and class C voting shares of Acquiring and the assumption by Acquiring of certain liabilities of Target incurred in the ordinary course of Target's business. The shares of Acquiring received by Target will be immediately distributed, on a pro-rata basis, to the shareholders of Target in complete liquidation of Target. It is anticipated that The Plan will be approved by a vote of the shareholders of Target on June 17, 1997.

Oppenheimer Strategic Income & Growth Fund
Oppenheimer Multiple Strategies Fund
June 20, 1997
Page 3




REPRESENTATIONS

The following representations have been made in connection with the transaction:

1. Each shareholder of Target who exchanges class A, class B or class C voting shares pursuant to the Reorganization will receive solely class A, class B or class C voting shares of Acquiring in exchange therefor;

2. Target will transfer substantially all of its assets to Acquiring on the closing date for the Reorganization in exchange for class A, class B, or class C voting shares of Acquiring; dispositions of assets by Target during the year preceding such closing date were made in the ordinary course of Target's business;

3.   The class A, class B and class C voting shares of Acquiring will be  distributed  to the  shareholders  of Target as of
        the close  of  business  on  the   business   day   immediately
        preceding the closing of the Reorganization; Target will be liquidated pursuant to the Reorganization in an expedient orderly fashion;

4. It is Acquiring's intent to invest its assets in equity securities and debt securities, including U.S. Government obligations;

5. Other than as may result from redemptions of Target class A, class B and class C voting shares in the ordinary course of its business, there has not been a significant change in ownership of Target prior to the Reorganization;

6. For a period of at least one year following the Reorganization, Acquiring will maintain and not sell, except for dispositions made in the ordinary course of business, at least 33% of Target's investments as of the

Oppenheimer Strategic Income & Growth Fund
Oppenheimer Multiple Strategies Fund
June 20, 1997
Page 4




        date of the Reorganization;

7. The fair market value of the class A, class B and class C voting shares of Acquiring received by each shareholder of Target will be approximately equal to the fair market value of the class A, class B and class C voting shares of Target exchanged therefor;

8.   There is no plan or intention by the shareholders of Target who own 5% or more of the class A, class B and class C
        voting shares of Target, and to the best of the knowledge
        of  the   management  of  Target,   there  is  no  plan  or
        intention on the part of the remaining shareholders of Target, to sell, exchange, or otherwise dispose of a number of class
        A, class B or class C voting shares of Acquiring stock received in the Reorganization that would reduce the Target shareholders' ownership of Acquiring class A, class B and class C voting shares to a number of shares having a value, as of the date of the Reorganization, of less than 50% of the value of all of the formerly outstanding voting shares of Target as of the same date;

9.   Acquiring will acquire at least 90% of the fair market value of the net  assets  and at  least  70% of the  fair  market value of the gross assets held by Target immediately prior to the Reorganization. For purposes of this representation,
        amounts   used  by   Target   to  pay  its   Reorganization
        expenses, amounts, if any, paid by Target to shareholders and all redemptions and distributions (except for distributions and redemptions occurring in the ordinary course of Target's
        business  as  an  open-end   investment  company)  made  by
        Target immediately preceding the transfer will be included as assets of Target held immediately prior to the Reorganization.

10. Acquiring has no plan or intention to reacquire any of its class A, class B or class C voting shares to be issued

Oppenheimer Strategic Income & Growth Fund
Oppenheimer Multiple Strategies Fund
June 20, 1997
Page 5




        pursuant to the Reorganization, except that Acquiring, as an open-end investment company, will redeem any of its class A, class B or class C voting shares presented to it for the redemption in the ordinary course of business;

11.  Acquiring   will  assume  only  Target's   liability  for  the
        purchase price of  portfolio  securities  purchased  which  have not
        been settled  and  for   shareholder   redemption  and  dividend
        checks outstanding; such liabilities were or will have been
        incurred by  Target  in  the   ordinary   course  of  its
        business. Except for the immediately preceding sentence, Acquiring will not assume any of Target's liabilities, nor will any of Target's assets transferred to Acquiring be subject to any liabilities;

12.  Target  and  Acquiring   will  each  pay  their  own  expenses
        incurred in connection with the Reorganization. Acquiring will not pay cash in lieu of fractional shares, if any;

13. There is no intercorporate indebtedness existing between Acquiring and Target that was issued, acquired, or will be settled at a discount;

14.  Target  and  Acquiring  are  regulated   investment  companies
        within the meaning of Section 851 of the Code. For each fiscal year of their operations they have met the requirements of Subchapter M of the Code for  qualification  and  treatment as regulated investment companies, intend to meet such
        requirements with respect to current taxable years, and
        will  meet  the   diversification   test  set  forth  under
        Section 368(a)(2)(F)(i) and (iii) of the Code immediately prior to the Reorganization.

15. Acquiring does not own, directly or indirectly, nor has it owned within the past five years, directly or indirectly, any stock of Target; and

Oppenheimer Strategic Income & Growth Fund
Oppenheimer Multiple Strategies Fund
June 20, 1997
Page 6




16. Target is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

CONCLUSIONS

Based upon the facts as set forth above and the representations as set forth above, it is our opinion that:

1. Acquiring's acquisition of substantially all of the assets of Target, as described above, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(C) of the Code.

2. Acquiring and Target will each be a party to the reorganization within the meaning of Section 368(b) of the Code;

3. Target shareholders will recognize no gain or loss on their receipt of class A, class B or class C voting shares of Acquiring in exchange for their class A, class B or class C voting shares of Target pursuant to
        Section 354(a)(1) of the Code;

4. Target will recognize no gain or loss on its transfer of substantially all of its assets to Acquiring in exchange solely for class A, class B and class C voting shares of Acquiring and the assumption by Acquiring of certain Target liabilities pursuant to Sections 357(a) and 361(a) of the Code;

5. Acquiring will recognize no gain or loss on its receipt of substantially all of the assets of Target in exchange solely for class A, class B and class C voting shares of Acquiring pursuant to Section 1032(a) of the Code;

6.   The basis of class A, class B or class C voting shares of

Oppenheimer Strategic Income & Growth Fund
Oppenheimer Multiple Strategies Fund
June 20, 1997
Page 7




        Acquiring received by Target shareholders in the reorganization will equal the basis of the Target class A, class B or class C voting shares of Target surrendered in exchange therefor pursuant to Section 358(a)(1) of the Code;

7.   The holding period of the class A, class B or class C voting shares of  Acquiring  received  by Target  shareholders  in
        the reorganization   will   include   the   period   that   the
        shareholder held the class A, class B or class C voting shares of Target exchanged therefor, provided that the shareholder held such shares as a capital asset on the date of the exchange pursuant to Section 1223(1) of the Code; and

8. Acquiring's basis in the assets of Target received in the reorganization will equal Target's basis in the assets immediately before the transfer pursuant to 362(b) of the Code;

9.   Acquiring's holding period in the assets received in the
        reorganization   will  include  the  period   during  which
        Target held the assets pursuant to Section 1223(2) of the Code;

10. Acquiring will succeed to and take into account the items of Target described in Section 381(c) of the Code, including the earnings and profits, or deficit in earnings and profits, of Target as of the date of the transaction.
        Acquiring will take these items into account subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and applicable regulations thereunder.

Except to the extent specifically provided herein, no opinion is expressed or implied concerning the U.S. federal income tax consequences of the Plan. The opinions expressed herein are for the exclusive benefit of Strategic Income and Multiple Strategies and their respective shareholders, and may not be relied upon by

Oppenheimer Strategic Income & Growth Fund
Oppenheimer Multiple Strategies Fund
June 20, 1997
Page 8



them for any other purpose, or used, circulated, quoted or relied upon by any other person or entity for any purpose without our prior consent. We consent to the filing of this letter, or a letter in substantially the same form, within or as an exhibit to the Registration statement for Multiple Strategies and the prospectus of Strategic Income.

Our opinion is based upon the facts and representations as set forth in this letter. If any fact or representation is not complete or accurate, it is imperative that we be informed immediately as to the nature of the omission or inaccuracy since such omission or inaccuracy may have a material effect on our conclusions and opinion. In rendering our opinion, we have relied upon the relevant provisions of the Internal Revenue Code, the regulations thereunder, and judicial and administrative interpretations thereof, all of which are subject to change or modification by subsequent legislative, regulatory, administrative, or judicial decisions. Any such changes could have an effect on the validity of our opinion. We assume no duty to inform you of any changes in our opinion hereafter due to any change in law or fact which may subsequently occur or come to our attention.

The summary of the income tax consequences of the Reorganization as set forth in the Registration Statement fully and fairly address the material U.S. federal income tax consequences to Multiple Strategies and Strategic Income and their respective shareholders.

Our opinion is effective as of the date hereof.


/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP



legal/merge/240opin.275


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